Exhibit 5.1

Vancouver	1500 - 1055 West Georgia Street, P.O. Box 11117
Toronto	Vancouver, British Columbia, Canada V6E 4N7
Ottawa	Telephone (604) 689-9111
Facsimile (604) 685-7084
July 9, 2009
Uranerz Energy Corporation
1701 East “E” Street, PO Box 50850
Casper, Wyoming 82605-0850
Attention:          Mr. Glenn Catchpole, President and CEO
Dear Sirs:
Uranerz Energy Corporation
          We have acted as special counsel to Uranerz Energy Corporation, a Nevada corporation (the “Company”), in connection with its registration statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”)
          The Registration Statement relates to, among other things, the proposed public offering of the following securities of the Company, for an aggregate initial offering price of up to $50,000,000:
•	shares of common stock, $0.001 par value (the “Common Shares”)

•	debt securities (the “Debt Securities”),

•	warrants to purchase Common Shares or Debt Securities (the “Warrants”);

•	subscription receipts for Common Shares, Debt Securities, Warrants or any combination thereof (“Subscription Receipts”), or

•	any combination of Common Shares, Debt Securities, Warrants or Subscription Receipts (the “Units”),
(collectively, the Common Shares, Debt Securities, Warrants, Subscription Receipts, and Units are referred to as the “Offered Securities”)
          The Registration Statement includes a prospectus (the “Prospectus”) which provides that it will be supplemented in the future by one or more prospectus supplements to the Prospectus (each, a “Prospectus Supplement”).
          The Warrants may be issued under one or more warrant indentures in the form to be incorporated by reference as Exhibit 4.5 to the Registration Statement (each a “Warrant Indenture”) between the Company and a bank or trust company to identified therein as the warrant trustee (each, a “Warrant Trustee”). The Subscription Receipts may be issued under one or more subscription receipt agreements in the form to be incorporated by reference as Exhibit 4.6 to the Registration Statement (each a “Subscription Receipt Agreement”) between the Company and a bank or trust company to identified therein as the subscription receipt agent (each, a “Subscription Receipt Agent”). The Units may be issued under one or more unit agreements in the form to be incorporated by reference as Exhibit 4.7 to the Registration Statement (each a “Unit Agreement”) between the Company and a unit agent to be identified (each, a “Unit Agent”).
          This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement. No opinion is expressed as to the contents of the Registration Statement, the Prospectus or any Prospectus Supplement, other than the opinions expressly set forth herein relating to the Offered Common Shares, the Offered Warrants, the Offered Subscription Receipts and the Offered Units (each as hereinafter defined).
Documents Reviewed
          In rendering the opinions set forth below, we have reviewed:
•	the Registration Statement dated July 9, 2009 and the exhibits attached thereto,

•	the Company’s Amended and Restated Articles of Incorporation as filed with the Nevada Secretary of State on July 8, 2009 (as amended and restated, the “Articles of Incorporation”),

•	the Company’s Amended and Restated Bylaws (as amended, the “Bylaws”),

•	certain records of the Company’s corporate proceedings as reflected in its minute books, including resolutions of the directors relating to the registration of the Offered Securities and related matters, and

•	other documents as we have deemed relevant.
          In addition, we have relied upon certificates of officers of the Company and of public officials as to certain questions of fact material to our opinions. For purposes of this opinion, we have not reviewed any documents other than the documents listed above. In particular, we have not reviewed, and express no opinion on, any document that is referred to or incorporated by reference into the documents reviewed by us.
Assumptions, Limitations and Qualifications
          Our opinions expressed herein are subject in all respects to the following assumptions, limitations and qualifications:
•	all Offered Securities will be offered, issued and sold in compliance with applicable United States federal and state securities laws and in the manner stated in the Registration Statement, the Prospectus and the appropriate Prospectus Supplement,

•	at the time of the issuance of any of the Offered Securities, the Company validly exists and is duly qualified and in good standing under the laws of its jurisdiction of incorporation and has the necessary corporate power and authority to issue such Offered Securities and to execute and deliver any applicable Warrant Indenture, Subscription Receipt Agreement or Unit Agreement,
•	at the time of the issuance of any of the Offered Securities, the Articles of Incorporation and the Bylaws of the Company are in full force and effect and have not been amended, restated, supplemented or otherwise altered, and there has been no authorization of any such amendment, restatement, supplement or other alteration, in each case since the date hereof,

•	any definitive purchase, underwriting or similar agreement with respect to any of the Offered Securities will have been duly authorized and validly executed and delivered by the Company and the other parties thereto,

•	at the time of any offering or sale of any Common Shares, any Warrants, Subscription Receipts or Debt Securities exercisable, exchangeable or convertible into Common Shares or any Units comprised of, in whole or in part, Common Shares, and as of the date of the issuance of any Common Shares issuable upon exercise, exchange or conversion of any Warrants, Subscription Receipts or Debt Securities, there will be sufficient Common Shares authorized and unissued under the Company’s then operative Articles of Incorporation and not otherwise reserved for issuance,

•	any Offered Securities issuable upon exercise, exchange or conversion of any other Offered Securities offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such exercise,

•	each Warrant Indenture, Subscription Receipt Agreement and Unit Agreement will be governed by the laws of the State of Nevada and that such choice of law is a valid and legal provision,

•	each Warrant Indenture, Subscription Receipt Agreement and Unit Agreement will be duly authorized, executed and delivered by the respective Warrant Trustee, Subscription Receipt Agent or Unit Agent and that any Warrants, Subscription Receipts or Units that may be issued will be manually authenticated, signed or counter-signed, as the case may be, by duly authorized officers or the respective Warrant Trustee, Subscription Receipt Agent or Unit Agent,

•	the terms of the Offered Securities will have been established so as not to, and the execution and delivery by the Company of, and the performance of its obligations under any Warrant Indenture, Subscription Receipt Agreement or Unit Agreement, will not constitute a default under:
•	any agreement or instrument to which the Company or its properties are subject,

•	any law, rule or regulation to which the Company or its properties are subject,

•	any judicial or regulatory order or decree or any governmental authority, or

•	any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority,

•	any Debt Securities that may be exchangeable or convertible into Common Shares and/ or Warrants or which may comprise part of the Units will be duly authorized and validly issued and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms and any applicable indenture relating to the issuance of such Debt Securities will have been duly authorized, executed and delivered by the parties thereto and constitute legally valid and binding obligations on the parties thereto enforceable against each of them in accordance with its terms,

•	with respect to any Common Shares or Warrants issuable upon exchange or conversion of any Subscription Receipts, that the conditions for exchange or conversion of the Subscription Receipts have been satisfied in accordance with the terms of the applicable Subscription Receipt Agreement,

•	the minute books of the Company reflect all corporate proceedings of the Company, are accurate and up-to-date, and correctly reflect the directors and officers of the Company,

•	each of the statements made and certified in each certificate of any officer of the Company delivered to us in connection with this opinion were true and correct when made, have at no time since being made and certified become untrue or incorrect, and remain true and correct on the date hereof.

In addition, we have assumed:

•	the legal capacity of all natural persons,

•	genuineness of all signatures on documents examined by us,

•	the authenticity of all documents submitted to us as originals,

•	the conformity to authentic originals of all documents submitted to us as certified, conformed, photostatic or other copies, and

•	that the documents, in the forms submitted to us for our review, have not been and will not be altered or amended in any respect.
          The opinions expressed in this letter are rendered as of the date hereof and are based on our understandings and assumptions as to present facts, and on the application of applicable law as the same exists on the date hereof. We assume no obligation to update or supplement this opinion letter after the date hereof with respect to any facts or circumstances that may hereafter come to our attention or to reflect any changes in the facts or law that may hereafter occur or take effect. In particular, we note that the Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, in effect on the date hereof, which laws are subject to change.
          The foregoing opinion is limited to Nevada law, including all applicable provisions of the Constitution of the State of Nevada, statutory provisions of the State of Nevada and reported judicial decisions of the courts of the State of Nevada interpreting those laws, that, in our experience, are normally applicable to transactions of the type contemplated in the Registration Statement. We have not considered, and have not expressed any opinion with regard to, or as to the effect of, any other law, rule, or regulation, state or federal, applicable to the Company.

Opinion
Based upon and subject to the foregoing, we are of the opinion that:
Common Shares
1. With respect to any Common Shares offered by the Company, including any Common Shares (a) duly issued upon the exercise of any Warrants pursuant to the terms therof that are exercisable for the purchase of Common Shares, (b) duly issued upon the exchange or conversion of any Subscription Receipts that are exchangeable or convertible into Common Shares, (c) duly issued upon the exchange or conversion of any Debt Securities that are exchangeable or convertible into Common Shares or (d) that form a part of any Units (together, the “Offered Common Shares”), when:
•	the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act,

•	an appropriate Prospectus Supplement with respect to the Offered Common Shares has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder,

•	the Board of Directors has taken all necessary corporate action, including the adoption of a resolution or resolutions of the Board of Directors in form and content as required by applicable law, to approve the issuance of the Offered Common Shares, the consideration to be received therefor and related matters (the “Common Share Authorization”),

•	the terms of the issuance and sale of the Offered Common Shares have been duly established and are then in conformity with the Articles of Incorporation and Bylaws of the Company so as not to violate any applicable law, the Articles of Incorporation or Bylaws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company,

•	if the Offered Common Shares are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Common Shares has been duly authorized, executed and delivered by the Company and the other parties thereto,

•	the Offered Common Shares are issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement and the Common Share Authorization,

•	if certificated, certificates in the form required under Nevada corporate law representing the shares of Offered Common Shares are duly executed, countersigned and delivered,

•	the shares of Common Shares are registered in the Company’s share registry, and

•	the Company has received payment of the agreed upon legal consideration for the Offered Common Shares and the Offered Common Shares are delivered by or on behalf of the Company against payment therefore, provided that the consideration therefor is not less than the par value of $0.001 per share, and assuming that:
•	at the time of the issuance of the Offered Common Shares, the Company has a sufficient number of authorized but unissued shares under its Articles of Incorporation, as amended and then in effect,

•	the terms of the Offered Common Shares are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement and the Common Share Authorization, and

•	the Offered Common Shares are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement and the Common Share Authorization,
the shares of Offered Common Shares, when issued and sold or otherwise distributed in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be duly authorized, validly issued, fully paid and nonassessable.
Warrants
2. With respect to any Warrants offered by the Company, including any Warrants (a) duly issued upon the exchange or conversion or any Subscription Receipts that are exchangeable or convertible into Warrants, (b) duly issued upon the exchange or conversion of any Debt Securities that are exchangeable or convertible into Warrants, or (c) that form a part of any Units (the “Offered Warrants”), when:
•	the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act,

•	an appropriate prospectus supplement with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder,

•	the Board of Directors has taken all necessary corporate action, including the adoption of a resolution or resolutions of the Board of Directors in form and content as required by applicable law, to approve the applicable Warrant Indenture and the issuance and terms of the Offered Warrants and the Offered Securities into which the Offered Warrants are exercisable, the consideration to be received therefore and related matters (the “Warrant Authorization”),

•	the terms of the Offered Warrants and of their issuance and sale have been established in conformity with the applicable Warrant Indenture so as not to violate any applicable law, the Articles of Incorporation or Bylaws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the applicable Warrant Trustee,

•	if the Offered Warrants are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto,

•	a Warrant Indenture relating to the Offered Warrants has been duly authorized, executed and delivered by the Company and the Warrant Trustee in accordance with applicable law,

•	the Offered Warrants have been duly authorized and duly established in accordance with the terms of the Warrant Indenture, applicable law and the Warrant Authorization,

•	the Offered Warrants have been duly executed, delivered and countersigned in accordance with the provisions of the Warrant Indenture, applicable law and the Warrant Authorization,

•	the Company has received the agreed upon legal consideration for the issuance of the Offered Warrants and the Warrants are delivered by or on behalf of the Company against payment therefore, which consideration, in the case of Warrants for Common Shares, shall consist of legal consideration not less than the par value of such shares, and assuming that:
•	the terms of the Offered Warrants are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement and the Warrant Authorization, and

•	the Offered Warrants are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement and the Warrant Authorization, the Offered Warrants, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Warrant Indenture and the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.
Subscription Receipts
3. With respect to any Subscription Receipts offered by the Company (the “Offered Subscription Receipts”), when:
•	the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act,

•	an appropriate prospectus supplement with respect to the Offered Subscription Receipts has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder,

•	the Board of Directors has taken all necessary corporate action, including the adoption of a resolution or resolutions of the Board of Directors in form and content as required by applicable law, to approve the applicable Subscription Receipt Agreement and the issuance and terms of the Offered Subscription Receipts and the Offered Securities into which the Offered Subscription Receipts are exchangeable or convertible, the conditions for exchange or conversion of the Offered Subscription Receipts into the Offered Securities into which the Offered Subscription Receipts are exchangeable or convertible, the consideration to be received therefore and related matters (the “Subscription Receipt Authorization”),

•	the terms of the Offered Subscription Receipts and of their issuance and sale have been established in conformity with the applicable Subscription Receipt Agreement so as not to violate any applicable law, the Articles of Incorporation or Bylaws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the applicable Subscription Receipt Agent,

•	if the Offered Subscription Receipts are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Subscription Receipts has been duly authorized, executed and delivered by the Company and the other parties thereto,

•	a Subscription Receipt Agreement relating to the Offered Subscription Receipts has been duly authorized, executed and delivered by the Company and the Subscription Receipt Agent in accordance with applicable law,

•	the Offered Subscription Receipts have been duly authorized and duly established in accordance with the terms of the Subscription Receipt Agreement, applicable law and the Subscription Receipt Authorization,

•	the Offered Subscription Receipts have been duly executed, delivered and countersigned in accordance with the provisions of the Subscription Receipt Agreement, applicable law and the Subscription Receipt Authorization,

•	the Company has received the agreed upon legal consideration for the issuance of the Offered Subscription Receipts and the Subscription Receipts are delivered by or on behalf of the Company against payment therefore, which consideration, in the case of Subscription Receipts for Common Shares, shall consist of legal consideration not less than the par value of such shares, and assuming that:
•	the terms of the Offered Subscription Receipts are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement and the Subscription Receipt Authorization, and

•	the Offered Subscription Receipts are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement and the Subscription Receipt Authorization,
the Offered Subscription Receipts, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Subscription Receipt Agreement and the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.
Units
4. With respect to any Units offered by the Company (together, the “Offered Units”), when:

•	the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act,

•	an appropriate prospectus supplement with respect to the Offered Units has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder,

•	the Board of Directors has taken all necessary corporate action, including the adoption of a resolution or resolutions of the Board of Directors in form and content as required by applicable law, to approve the applicable Unit Agreement and the issuance and terms of the Units and the Offered Securities comprising the Units, the consideration to be received therefore and related matters (the “Unit Authorization”),

•	the terms of the Units, including the Offered Securities comprising the Units, and of their issuance and sale have been established in conformity with the applicable Unit Agreement so as not to violate any applicable law, the Articles of Incorporation or Bylaws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the applicable Subscription Receipt Agent,

•	if the Units are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Units has been duly authorized, executed and delivered by the Company and the other parties thereto,

•	a Unit Agreement relating to the Offered Units has been duly authorized, executed and delivered by the Company and the Unit Agent in accordance with applicable law,

•	the Offered Units have been duly authorized and duly established in accordance with the terms of the Units Agreement, applicable law and the Unit Authorization,

•	the Offered Units have been duly executed, delivered and countersigned in accordance with the provisions of the Unit Agreement, applicable law and the Unit Authorization,

•	the Company has received the agreed upon legal consideration for the issuance of the Units and the Units are delivered by or on behalf of the Company against payment therefore, which consideration, in the case of Units including Common Shares, shall consist of legal consideration not less than the par value of such shares, and assuming that:
•	any Common Shares that form a part of such Units are validly issued, fully paid and non-assessable,

•	any Warrants that form a part of such Units constitute valid and binding obligations of the Company in accordance with their terms, as contemplated in paragraph 2 above,

•	any Subscription Receipts that form part of such Units constitute valid and binding obligations of the Company in accordance with their terms, as contemplated in paragraph 3 above,

•	any Debt Securities that form a part of such Units constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms,

•	the terms of the Offered Units are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement and the Subscription Receipt Authorization, and

•	the Offered Units are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement and the Subscription Receipt Authorization,
the Units, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Unit Agreement and the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding agreement, will be constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.
Additional Qualifications
Our opinions as set forth above are subject to the following qualifications:
•	the enforceability of any agreement may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally,

•	the enforceability of the obligations or a party under any agreement is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), including, without limitation:
•	concepts of materiality, reasonableness, good faith and fair dealing in performance and enforcement of a contract required of the party seeking its enforcement,

•	the discretion exercisable by a court with respect to equitable remedies, such as specific performance and injunction,

•	the discretion exercisable by a court with respect to stays of enforcement proceedings and execution of judgment,

•	the effect of vitiating factors, such as mistake, misrepresentation, fraud, duress or undue influence,
•	no opinion is given as to the enforceability of any term providing for the severance of void, illegal or unenforceable provisions from the remaining provisions of an agreement,

•	no opinion is given as to the enforceability of any term providing that modifications, amendments or waivers are not binding unless in writing,

•	no opinion is given with respect to rights to indemnity and contribution,

•	a court may reserve to itself the right to decline jurisdiction in any action if the court is an inconvenient forum to hear the action or if concurrent proceedings are being brought elsewhere, notwithstanding any waiver of the right to raise such objection or defence thereto,
•	the right to exercise any unilateral or unfettered discretion pursuant to an agreement will not prevent a court from requiring such discretion to be exercised reasonably, and

•	public policy considerations which may limit the rights of parties to obtain remedies.
Consent
We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Yours truly,

/s/ Lang Michener LLP

Lang Michener LLP